As filed with the Securities and Exchange Commission on May 10, 1996 Registration No. 33-95284


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under THE SECURITIES ACT OF 1933

ZYCON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

94-2348052
(I.R.S.Employer Identification No.)

445 El Camino Real
Santa Clara, California
(Address of Principal Executive Offices)

95050
(Zip Code)

ZYCON CORPORATION 1996 STOCK OPTION PLAN FOR DIRECTORS
(Full title of the plan)


Ronald H. Donati
c/o Zycon Corporation
445 El Camino Real
Santa Clara, California  95050
(408) 241-9900
(Name, address, and telephone number including area code, of agent for service)

Copy to:
Teresa V. Pahl, Esq.
Leland, Parachini, Steinberg
Flinn, Matzger & Melnick, L.L.P.
333 Market Street, #2700
San Francisco, CA 94105
(415) 957-1800

CALCULATION OF REGISTRATION FEE
(Title of Securities To Be Registered)
Common Stock, $.001 par value

Amount To Be Registered
100,000 Shares

Proposed Maximum Offering Price Per Share (1)
$13.25

Proposed Maximum Aggregate Offering Price (1)
$1,325,000.00

Amount of Registration Fee
$456.90

(1) Estimated solely for the purpose of computing registration fee pursuant to Rule 457 (h). These prices are based on the average of the high and low prices of the securities reported on the consolidated reporting system as of May 6, 1996.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
THIS PAGE IS ONE OF NINE PAGES.
EXHIBIT INDEX LOCATED AT PAGE SEVEN.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual
Information.*

* Information required by Part I to be contained in the Section
10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:
(a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's latest annual report referred to in (a) above.
(c) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8A, filed August 17, 1995, as amended September 20, 1995.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
Not applicable, as the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Pursuant to the Delaware General Corporation Law ("Delaware Law"), the Registrant has adopted provisions in its Certificate of Incorporation and Bylaws that eliminate the personal liability of its directors and officers to the Registrant and its stockholders for monetary damages for breach of the directors' and officers' fiduciary duties in certain circumstances. The Registrant's Bylaws require the Registrant to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers that provide for indemnification to the fullest extent permitted by Delaware Law, including in circumstances in which indemnification and the advancement of expenses are discretionary under Delaware Law.

The Underwriting Agreement (Exhibit 1.1 to the Form S1 Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
See Index to Exhibits on page 7.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form F-3 or Form S-8, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated into the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)Insofar as indemnification for the liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or
paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 7, 1996.

ZYCON CORPORATION
By Ronald H. Donati
- -------------------
Ronald H. Donati
Chairman of the Board of
Directors and President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald H. Donati and Lawrence J. Shoemaker, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature
Title
Date

Ronald H. Donati
- ----------------
Ronald H. Donati
Chairman of the Board
and President
May 7, 1996

John D. Dunning
- ---------------
John D. Dunning
Executive Vice President
and Director
May 7, 1996

Joseph V. Brechel
- -----------------
Joseph V. Brechel
Senior Vice President,
Facilities and Director
May 7, 1996

Hal D. Cooksey
- --------------
Hal D. Cooksey
Senior Vice President,
Manufacturing and Quality
Assurance and Director
May 7, 1996

Lawrence J. Shoemaker
- ---------------------
Lawrence J. Shoemaker
Senior Vice President
Administration/Investor Relations
May 7, 1996

Kenneth R. Shilling
- -------------------
Kenneth R. Shilling
Vice President, Finance and Chief
Financial Officer
May 7, 1996

INDEX TO EXHIBITS
Exhibit Number
Exhibit
Sequentially Numbered Page

4.1  Specimen Common Stock Certificate *
4.2  Restated Certificate of Incorporation of Registrant *
4.3  Bylaws of Registrant *
5    Opinion regarding legality of securities to be offered page 8
10   1996 Stock Option Plan for Directors **
23.1 Consent of KPMG Peat Marwick LLP,
     Independent Accountants page 9
23.2 Consent of Leland, Parachini, Steinberg, Flinn, Matzger &
     Melnick, L.L.P. (included in Exhibit 5) page 8
24   Powers of Attorney (see page 5)

*Exhibits 4.1, 4.2, and 4.3 are incorporated by reference to Exhibits 4.1, 3.3, and 3.4 respectively, of Registrant's
Registration Statement on Form S-1, No. 33-95284.

**Exhibit 10 is incorporated by reference to Exhibit 10.41 of Registrant's Annual Report on Form 10-K, filed on March 29, 1996.

Exhibit 5

May 7, 1996
Zycon Corporation
445 El Camino Real
Santa Clara, CA  95050

Re:  Registration Statement on Form S-8
Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Zycon Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commisssion under the Securities Act of 1933, relating to 100,000 shares of the Company's Common Stock issuable pursuant to the Company's
1996 Stock Option Plan for Directors (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement on Form S-8.

Very truly yours,
LELAND, PARACHINI, STEINBERG
FLINN, MATZGER & MELNICK, L.L.P.

Exhibit 23.1
Consent of Independent Auditors

The Board of Directors
Zycon Corporation

We consent to incorporation by reference in the registration statement (No. 33-95284) on Form S-8 of Zycon Corporation of our reports dated January 19, 1996, relating to the consolidated balance sheets of Zycon Corporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which reports are incorporated by reference or included in the December 31, 1995, annual report on Form 10-K of Zycon Corporation.

KPMG Peat Marwick LLP
San Jose, California
May 7, 1996